                                                      EXHIBIT A





                                                   JAY M. GREEN
                                                  (212) 448-3808




    NEW YORK, NEW YORK (January 22, 1997) - Culbro Corporation (NYSE: CBO) Culbro Corporation announced today that its General Cigar subsidiary, producer of the Macanudo and Partagas premium cigar brands had completed the previously announced acquisition of Villazon & Company, Inc. and its Honduran affiliate, cigar companies that make and market Punch and Hoyo De Monterrey premium brands among others. The acquisition was financed through a credit facility also completed today, which is expected to be repaid with the proceeds of a planned Initial Public Offering of General Cigar Holdings.

                                      *   *   *